Exhibit P(2)

NCCMT Code of Ethics

CODE OF ETHICS

Relating to Personal Investing by the Management Trustees of

THE NORTH CAROLINA CAPITAL MANAGEMENT TRUST

Effective July 25, 2013

OVERVIEW

The Board of Trustees (the “Board”) of The North Carolina Capital Management Trust (the “Trust”) has adopted this policy relating to personal investing (this “Code”) applicable to the Trust’s trustees who are “interested persons” of the Trust (as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”)) but who are not otherwise covered by the Fidelity Code of Ethics for Personal Investing (collectively, the “Management Trustees”).

This Code is separate and distinct from the Fidelity Code of Ethics for Personal Investing, the Code of Ethics Relating to Personal Investing by the Independent Trustees of the Trust, and any codes of ethics that the Board has approved and may in the future approve for application to the Trust’s investment advisers, sub-advisers and principal underwriters and their officers, directors, and employees, and supersedes the Fidelity Code of Ethics for Personal Investing with respect to the Management Trustees.

This Code is administered by the FMR Ethics Office (“Ethics Office”).

SECTION I: SCOPE AND GENERAL PURPOSE

A.

PERSONAL INVESTMENT ACTIVITIES.

Violations of the antifraud provisions of the federal securities laws and the rules and regulations promulgated thereunder, as well as Rule 17j-1(b) under the 1940 Act, are prohibited.  To this end, in connection with his or her purchase or sale, whether directly or indirectly, of any “Security Held or to be Held by a Fund” (as defined in Appendix A hereto), Management Trustees shall not:

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employ any device, scheme or artifice to defraud a series of the Trust (each, a “Fund” and together, the “Funds”);

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make any untrue statement of material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

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engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

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engage in any manipulative practice with respect to a Fund.

B.

TRANSACTIONS IN THE FUNDS.

Management Trustees are subject to the same policies against excessive trading that apply to other shareholders of the Funds.  These policies are described in the Funds’ prospectuses and are subject to change.

C.

INSIDER TRADING.

Each Management Trustee acknowledges receipt of, and will adhere to, Fidelity’s Policy on Inside Information.  A Management Trustee who becomes aware of any potential violation of Fidelity’s Policy on Inside Information shall report such matter to the Ethics Office as soon as reasonably practicable.  A copy of Fidelity’s Policy on Inside Information is attached as Appendix B hereto and is subject to change.

SECTION II: PERSONAL TRADING REPORTING OBLIGATIONS

A Management Trustee is required to report his or her personal securities transactions, holdings and accounts to the Ethics Office as described below.

A.

INITIAL REPORTING

A Management Trustee must report (or cause to be reported) to the Ethics Office within ten days of becoming a Management Trustee:

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The title of any Covered Security in which the Management Trustee has Beneficial Ownership, and the number of shares or principal amount of each Covered Security held;

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The name of any broker, dealer or bank with whom the Management Trustee maintains an account in which any securities were held for the direct or indirect benefit of the Management Trustee; and

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The date the report is submitted to the Ethics Office.

B.

QUARTERLY REPORTING

A Management Trustee must report (or cause to be reported) to the Ethics Office within 30 days of the end of a fiscal quarter the following information about transactions during the fiscal quarter in Covered Securities in which the Management Trustee has Beneficial Ownership:

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The date of the transaction, title of the security, interest rate and maturity (if applicable), trade date, number of shares or principal amount of each Covered Security involved;

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The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

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The price at which the transaction was effected;

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The name of the broker, dealer or bank with or through whom the transaction was    effected; and

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The date the report is submitted to the Ethics Office.

In addition, a Management Trustee must disclose the following information about any account established by the Management Trustee during the quarter in which any securities were held:

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The name of the broker, dealer or bank with whom the account was established;

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The date the account was established; and

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The Date the report is submitted to the Ethics Office.

C.

ANNUAL REPORTING

A Management Trustee must report (or cause to be reported) to the Ethics Office within 45 days of the end of a fiscal year:

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The title of any Covered Security in which the Management Trustee has Beneficial Ownership, and the number of shares or principal amount of each Covered Security held;

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The name of any broker, dealer or bank with whom the Management Trustee maintains an account in which any securities were held for the direct or indirect benefit of the Management Trustee; and

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The date the report is submitted to the Ethics Office.

SECTION III: PRE-APPROVAL OF CERTAIN TRANSACTIONS

A Management Trustee must seek pre-approval from the Ethics Office prior to acquiring a Beneficial Ownership interest in any securities in an Initial Public Offering or in a Limited Offering (commonly known as a private placement), each as defined in Appendix A.

SECTION IV: ADMINISTRATION AND ENFORCEMENT

A.

REVIEW OF REPORTS

The Ethics Office shall regularly review any reports delivered by a Management Trustee pursuant to this Code.  Such review shall give special attention to evidence, if any, of violations or potential violations of the antifraud provisions of the federal securities law and the requirements and standards of this Code.

B.

INVESTIGATIONS OF POTENTIAL VIOLATIONS

Upon a report from the Ethics Office or any other person, the Trust’s Audit Committee shall investigate any potential violation of the provisions of this Code.  After completion of such investigation, the Audit Committee shall determine whether a violation has occurred and, if so, make a recommendation to the Board as to any action to be taken in response thereto.  Any Management Trustee who is alleged to have been involved in a violation shall be excluded from any vote as to whether a violation has occurred or with respect to any action to be taken.  The Audit Committee may request the assistance of the Trust’s CCO or any other person, counsel or expert, as deemed appropriate, to complete such investigation.

C.

RECORDKEEPING

The Trust must maintain the following records and make these records available to the Securities and Exchange Commission at any time and from time to time for reasonable periodic, special or other examination:

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A copy of this Code as currently in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place.

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A record of any violation of this Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

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A copy of each report made by a Management Trustee under this Code and each report required under Section II must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

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A record of any decision made, and the reasons supporting the decision, to approve a transaction under Section III must be maintained for at least five years after the end of the fiscal year in which the decision was made, the first two years in an easily accessible place.

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A record of all Management Trustees, currently or within the past five years, who are subject to this Code, and of individual(s) responsible for reviewing reports made under this Code, must be maintained in an easily accessible place.

D.

AMENDMENTS

Any material change to this Code must be approved by a majority of the Trustees of the Board including a majority of the trustees who are not “interested persons” (as such term is defined under the 1940 Act), in accordance with the requirements of Rule 17j-1 under the 1940 Act, based on a determination that the Code contains provisions reasonably necessary to prevent Management Trustees from engaging in any conduct prohibited by Section I.A. of this Code.

E.

ANNUAL REPORT

On at least an annual basis, (i) the Ethics Office shall provide the Board with a written report that describes issues that arose under this Code since the prior such report, including information relating to material violations of this Code and any actions taken, procedures adopted or sanctions imposed as a result of such violations, and (ii) the Ethics Office shall provide the Board with a certification that the Funds have adopted procedures reasonably necessary to prevent the Management Trustee(s) from violating this Code.

F.

CERTIFICATION

Each Management Trustee must sign a certification (substantially in the form of Appendix C hereto) within seven (7) days of the effective date of this Code or, thereafter, within seven (7) days of becoming a Management Trustee.

APPENDIX A

DEFINITIONS

“Beneficial Ownership” generally means having (through any contract, arrangement, understanding or otherwise) a direct or indirect pecuniary interest in a security and is legally defined for purposes of this Code to be “Beneficial Ownership” as used in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.   A “pecuniary interest” means the opportunity to profit or share in any profit derived from a transaction in the security.  An “indirect pecuniary interest” is presumed regarding securities and accounts held in the name of an immediate family member sharing the same household with an Independent Trustee; and an indirect pecuniary interest extends to transactions by entities over which an Independent Trustee has ownership, voting control or investment control.

“Covered Security” means any “security,” as defined in Section 2(a)(36) of the 1940 Act except:

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Direct obligations of the U.S. Government;

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Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

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Shares issued by open-end investment companies.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) or Section 4(5) or Rules 504, 505 or 506 under the Securities Act of 1933.

“Security Held or to be Held by a Fund” means:

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Any Covered Security that, within the most recent fifteen (15) days:

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Is or has been held by a Fund, or

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Is being or has been considered by a Fund or its investment adviser/sub-adviser for purchase by a Fund; and

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Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above.

APPENDIX B

POLICY ON INSIDE INFORMATION

Policy on Inside Information

The purpose of this policy is to facilitate compliance with securities laws by prohibiting anyone at Fidelity from trading any security of an issuer while aware of material, non-public information about that issuer. This policy also explains the requirements for handling any potential inside information of which you become aware, in order to prevent its unauthorized use or dissemination.

Failure to comply with this policy is a serious breach of your responsibilities as a Fidelity employee. Mishandling inside information may violate federal law and subject you to substantial criminal and civil liability as well as disciplinary action by Fidelity.

Call the Ethics Office if you may have become aware of inside information

If you believe you may have become aware of inside information (see definition in sidebar), whether as part of your job or otherwise, the first thing you must do is call the Ethics Office (or another person designated by your business unit supplemental policy). Do not tell anyone else about the information, including your manager.

When you contact the Ethics Office, let the Ethics Office know that you may have become aware of inside information. In general, do not disclose the details about the information unless the Ethics Office expressly requests such information. A Fidelity attorney may contact you to discuss the details of the information and determine whether the information is, in fact, inside information.

You should never make any decisions regarding potential inside information — for example, whether the information is material or non-public, or what steps should be taken as a result — on your own. Rather, you must contact the Ethics Office and follow the instructions you are provided. It is important to understand that the possession of inside information is not in itself necessarily an indication of any wrongdoing.

In some situations, the Ethics Office or a Fidelity attorney may contact you proactively if there is reason to believe that you may have become aware of inside information.

To Do

• If you think you may have become aware of inside information, or simply have a related question, promptly call the Ethics Office (or another person designated by your business unit supplemental policy). The Ethics Office may then have a Fidelity attorney contact you. Either the Ethics Office or the Fidelity attorney will tell you what you should do.

• Your business unit may also have a supplemental policy that you must follow. For instance, FMR Co. has a supplemental policy that instructs employees to contact a Fidelity attorney directly before contacting the Ethics Office if the employee believes he or she may have become aware of inside information. If you are subject to a supplemental policy, you must comply with its requirements as well as with those described in this policy, except in limited circumstances of which the Fidelity attorney will inform you. Contact the Ethics Office for further information.

• Comply with all instructions you are given by the Ethics Office and the Fidelity attorney.

• Update the Ethics Office and the Fidelity attorney when you believe the information has been made public.

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Ethics Office

617-563-5566

800-580-8780

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Inside Information

Under this policy, “inside information” is any information about the issuer of a security, or the security itself, that is both material and non-public.

Information may be material if:

• it is reasonable to expect that the price of a security or related securities of the same issuer would change if the information were made public; or

• there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision.

Information may be non-public if the information is not generally available to the public in a widely used medium, such as periodic reports, press releases or other periodic communications.

Always check with the Ethics Office (or another person designated by your business unit supplemental policy) before acting on or sharing any information that may potentially be inside information.

Do not share inside information

Do not disclose potential inside information to anyone within or outside of Fidelity, including your manager, your co-workers, employees or directors of the issuer, family members, or friends, except as directed by the Ethics Office or the Fidelity attorney by whom you were contacted. Never make your own determination about who else may need to know the information, including those whom you believe have a business interest in the information. Even if you think that sharing the information is appropriate or harmless, you may not do so unless directed to do so by the Ethics Office or the Fidelity attorney.

Employees may become liable for improper transactions by any person to whom they have disclosed inside information, or to whom they have made investment recommendations or expressed opinions on the basis of such information. In addition, the person who receives such information can become subject to the same trading restrictions as the source of the information.

To Do

If directed by the Ethics Office or the Fidelity attorney:

• Acknowledge your agreement to the terms of a confidentiality letter.

• Use the code name you are given when communicating about the subject of the information.

Do not trade securities when you are aware of inside information

You are prohibited from placing, influencing, or recommending a trade in any security of an issuer when you are aware of inside information about that issuer. That means you may not buy or sell these securities, and you may not “tip” anyone to trade in these securities.

This rule applies not only to your covered accounts, but also to any account you manage, including accounts managed or administered by Fidelity. This rule also applies regardless of your connection to an account and its owner(s) and regardless of whether you receive any financial or other benefit from the account or the trade.

In addition, this rule also applies regardless of whether you have other independent justifications for your trade or whether your trade is in a different direction than the information may indicate.

To Do

• Never place a trade, tip anyone, influence a trade, or recommend a trade in a security when you are aware of inside information.

• Keep in mind that any trade, whether it is an order to buy or sell, or whether it is a trade in any derivative securities of an issuer (such as options or futures), is prohibited.

Safeguard inside information

You are responsible for safeguarding inside information about which you are aware from unauthorized disclosure. All employees, especially those whose jobs may bring them into contact with inside information, should take appropriate steps to protect such information.

To Do

• Never discuss inside information in public places, either inside or outside the office — even if you think no one can hear you or would understand what you are talking about.

• Store sensitive documents in a secure place.

• Do not leave sensitive documents at copiers or in conference rooms. Do not even leave them in view around your office or workspace when you are not there.

• When disposing of sensitive documents, do not put them in ordinary wastebaskets or recycling bins. Instead, follow the document-handling procedures for Fidelity Highly Confidential Information. These procedures are described in the Policy on Securing Private and Proprietary Information (SP2I), available at risk.fmr.com.

• Use passwords to protect computer information. Change them frequently.

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Inside information and the workplace

Sources of Inside Information

There are a number of ways a Fidelity employee might become aware of inside information. For example:

• An employee may hear inside information from personal sources, such as a spouse who works at a public company, or even by overhearing an elevator conversation.

• A Fidelity consultant may reveal inside information (either knowingly or not knowingly) to an employee in the course of conducting the consulting business.

• An employee of an issuer may disclose inside information (either knowingly or not) in a conversation with a Fidelity employee.

• An employee may be negotiating a contract or joint venture between Fidelity and a public company, and the substance of the contract or even the existence of the negotiations could constitute inside information.

• An employee may learn inside information from a conversation with a Fidelity customer in the course of handling the customer’s request to trade in his or her account.

• A securities issuer may reveal inside information in the course of seeking Fidelity’s views of a proposed corporate action.

• A public company could be the current provider to a client and the client has put the business out for bid to Fidelity.

As these examples show, for some employees it is inevitable that they will become aware of inside information in the normal course of doing their jobs.

But because of the risks and responsibilities that come with the awareness of inside information, it is always a good idea to avoid receiving it wherever possible. You cannot be held responsible for misusing information you do not have.

The Importance of Internal Information Barriers

Just as it is essential that individual employees act responsibly with any inside information they acquire, it is essential for Fidelity’s operations that inside information from one business area not be shared with other areas that would be compromised by having it.

To this end, Fidelity maintains internal information barriers. Their purpose is to keep inside information contained to where its use is necessary and legitimate, so that those who do not have the information are free to trade the securities involved.

The inside information rules in this policy are a vital reinforcement for these barriers. Following this policy not only protects employees personally, but also is essential in maintaining Fidelity’s integrity and reputation.

Fidelity’s Policy and the Securities Laws

Trading on or sharing inside information is a serious violation of law. The securities laws that deal with inside information provide severe penalties for misuse of inside information, including fines, jail sentences, and being barred from employment in the securities industry. Fidelity is vigilant in its own enforcement efforts as well. An employee who violates this policy will be subject to disciplinary action by Fidelity, potentially including dismissal.

Some of these rules may be more restrictive than those required under the law. One of the main reasons for this is the company’s strong interest in avoiding even the appearance of any impropriety.

Questions?

With inside information, the rule of thumb is: ask before you act.

You are always free to contact the Ethics Office anytime with questions or concerns about potential inside information.

APPENDIX C

CERTIFICATION

1.

I acknowledge receipt of the Code of Ethics Relating to Personal Investing by the Management Trustees of The North Carolina Capital Management Trust and the Fidelity Policy on Inside Information (together the “Rules”) effective July 25, 2013.

2.

I acknowledge that I have been informed of the reporting obligations pursuant to the Rules.

3.

I certify that I have read and understand the Rules and that I will comply with it.

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Signature

Date

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Printed Name